Exhibit 10.11

EXECUTION VERSION

September 9, 2021

First Light Acquisition Group, Inc.

11110 Sunset Hills Road #2278

Reston, VA 20190

Re: Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to First Light Acquisition Group, Inc. (the “Company”) in connection with the initial public offering by the Company (the “Public Offering”) of 23,000,000 units (including up to 3,000,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus filed by the Company with the Securities and Exchange Commission and the Company shall apply to have the Units listed on New York Stock Exchange.

In order to induce the Company to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned series 1 through 15 of First Light Acquisition Group, LLC, a Delaware series limited liability company (such 15 series collectively, the “Sponsor”) and Metric Finance Holdings I, LLC, a Delaware limited liability company (“Metric”) hereby agree as follows:

1. The Sponsor and Metric agree that each shall vote all shares of the Company’s Class B common stock, par value $0.0001 per share (“Founder Shares”) as to which it is entitled to exercise voting rights in favor of each director nominated by the board of directors of the Company (or the nominating committee thereof) for election to the board of directors of the Company.

2. Metric agrees that, if in connection with the Company entering into a business combination transaction, the Sponsor agrees to a sale, transfer, forfeiture, vesting arrangement, restructuring or modification of any of the terms of, or any other arrangement or modification that would impose restrictions on the transferability or exercisability of, any or all of the Founder Shares owned by the Sponsor and/or warrants acquired by the Sponsor in a private placement transaction occurring simultaneously with the closing of the Public Offering (the “Private Placement Warrants”), the Founder Shares and Private Placement Warrants owned by Metric also shall be sold, transferred, forfeited, subject to vesting arrangements, restructured or modified, or be subject to other arrangement or modification that impose restrictions on the transferability or exercisability thereof, in the same manner and to the same extent as the shares of Founder Shares and Private Placement Warrants owned by the Sponsor.

3. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Letter Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

4. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and Metric and their respective successors, heirs and assigns and permitted transferees.

5. This Letter Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the U.S. Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act of the United States or the Uniform Commercial Code of the United States.

6. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile or other electronic transmission.

9. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods as defined in the Letter Agreements by and between (A) the Company and (B) each of the Sponsor, Metric and certain individuals party thereto, each dated as of September 9, 2021 and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated by December 31, 2021.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned duly executed this Letter Agreement (or caused this Letter Agreement to be executed on its behalf by its officer or representative thereto duly authorized) as of the day and year first written above.

SPONSOR

FIRST LIGHT ACQUISITION
GROUP, LLC

By: FLAG Sponsor Manager, LLC, on behalf of Series 1 through Series 15 of First Light Acquisition Group, LLC, a Delaware series limited liability company

By:	/s/ William J. Weber
Name:	William J. Weber
Title:	Manager

METRIC FINANCE HOLDINGS I, LLC

By:	/s/ Allan Katz
Name:	Allan Katz
Title:	Chief Financial Officer

Acknowledged and Agreed:

FIRST LIGHT ACQUISITION
GROUP, INC.

By:	/s/ William J. Weber
Name:	William J. Weber
Title:	Chief Executive Officer

[Signature page to Letter Agreement]